EXHIBIT 99.1

For Immediate Release

Contact: Anne-Marie Hess

Date: February 28, 2008

Phone: (609) 951-6842

E-mail: ahess@pharmanet.com

PHARMANET DEVELOPMENT GROUP REPORTS FINANCIAL RESULTS

FOR THE FOURTH QUARTER AND FULL YEAR 2007 AND

PROVIDES GUIDANCE FOR 2008

Princeton, NJ – February 28, 2008 – PharmaNet Development Group, Inc. (the “Company”) (NASDAQ: PDGI), a leading provider of global drug development services to branded pharmaceutical, biotechnology, generic drug and medical device companies, today reported GAAP net earnings from continuing operations for the fourth quarter ended December 31, 2007, of $3.8 million, or $0.20 per diluted share, compared to GAAP net earnings from continuing operations of $3.5 million, or $0.19 per diluted share, in the fourth quarter 2006.

Adjusted (non-GAAP) net earnings (see basis of presentation below) from continuing operations for the fourth quarter 2007 were $6.3 million, or $0.33 per diluted share, compared to $6.8 million, or $0.36 per diluted share, in the fourth quarter 2006 primarily due to higher direct costs and selling, general and administrative (SG&A) expenses.

GAAP net earnings from continuing operations for the year ended December 31, 2007, increased 99.6% to $12.1 million, or $0.63 per diluted share, compared to GAAP net earnings from continuing operations of $6.1 million, or $0.33 per diluted share, in 2006. The Company’s backlog increased 29.7% to $457.4 million at December 31, 2007, compared to $352.7 million at December 31, 2006. Cash, cash equivalents and investments in marketable securities increased 49.2% to $80.2 million at December 31, 2007 compared to $53.8 million at December 31, 2006.

Adjusted (non-GAAP) net earnings (see basis of presentation below) from continuing operations for 2007 increased 53% to $26.7 million, or $1.40 per diluted share, compared to $17.4 million, or $0.94 per diluted share, in 2006 primarily due to increased direct revenues, the favorable impact of recognizing certain deferred tax assets and continued improvements in operations.

“We are pleased with our 2007 financial results, having made significant progress over the past year,” commented Jeffrey P. McMullen, president and chief executive officer. “In 2008, we look forward to continued growth and market expansion, while optimizing our operations, increasing resource utilization and reducing costs.”

Basis of presentation

Due to the Company's decision to discontinue certain operations in 2006, all financial results for the periods presented reflect the Company's continuing operations only, unless otherwise stated.

To better reflect ongoing operations to investors for the periods presented, adjusted (non-GAAP) results are used throughout this press release and the accompanying tables. For both the fourth quarters of 2007 and 2006, adjusted financial results exclude $0.7 million for the amortization of intangible assets and $0.2 million non-cash share-based compensation expense related to the adoption of Statement of Financial Accounting Standards No. 123R Share-Based Payment (SFAS 123R).

For 2007, adjusted financial results exclude a $10.4 million provision for the settlement of the class action lawsuit and other related litigation, $2.8 million for the amortization of intangible assets and $0.9 million non-cash share-based compensation expense related to the adoption of SFAS 123R. For comparative purposes, 2006 adjusted financial results exclude $7.9 million goodwill impairment related to Specialized Pharmaceutical Services, Inc. (SPS), $3.0 million for amortization of intangible assets, $1.2 million for a non-recurring charge related to financing and $1.1 million non-cash share-based compensation expense related to the adoption of SFAS 123R.

In addition, on January 1, 2007, the Company began reporting the financial results for SPS in the late stage segment rather than the early stage segment. Prior year financial results have been adjusted accordingly for comparative purposes.

A reconciliation of GAAP results to adjusted (non-GAAP) results can be found in the unaudited financial tables included in this press release. A further explanation of the reasoning behind the use of non-GAAP financial results can be found at the end of this press release.

Fourth Quarter 2007 Financial Summary

▪

Direct revenue in the fourth quarter 2007, excluding reimbursed out-of-pocket expenses, increased 16.7% to $92.3 million compared to $79.1 million in the fourth quarter 2006 due to growth in both the early and late stage segments.

▪

GAAP corporate SG&A expenses increased to $7.9 million in the fourth quarter 2007, compared to $4.6 million in the fourth quarter 2006, primarily due to $0.9 million of executive severance and higher professional fees and facilities expense. Legal fees related to the SEC investigation were $0.6 million in the fourth quarter 2007 compared to $0.2 million in the fourth quarter 2006.

▪

GAAP operating margin decreased to 3.2% in the fourth quarter 2007 compared to 9.4% in the fourth quarter 2006. Adjusted operating margin for the fourth quarter 2007 decreased to 4.2% from 10.5% in the fourth quarter 2006 primarily due to higher direct costs related to headcount and higher SG&A.

▪

Fourth quarter 2007 net earnings from continuing operations include a $4.6 million ($0.24 per diluted share) net tax benefit resulting from an increase in the Company's deferred tax assets primarily related to additional Canadian tax credits, expected to more likely than not, be utilized in the carry forward period.

▪

The Company’s backlog decreased to $457.4 million at December 31, 2007, compared to $472.5 million at September 30, 2007, primarily due to cancellations of certain projects in the early and late stage segments. Backlog consists of anticipated direct revenue from written awards, letters of intent and contracts that either have not started or are anticipated to begin in the near future. Verbal awards are not included in the reported backlog.

▪

The quarter-to-date book-to-bill ratio was 0.8x at December 31, 2007, compared to 1.3x at September 30, 2007 reflecting the aforementioned cancellations. Book-to-bill is calculated by taking the change in backlog between periods plus direct revenues divided by direct revenues.

▪

Early stage book-to-bill was 1.1x at December 31, 2007.

▪

Late stage book-to-bill was 0.6x at December 31, 2007.

▪

Cash, cash equivalents and investments in marketable securities were $80.2 million at December 31, 2007, compared to $66.5 million at September 30, 2007.

▪

Net cash provided by continuing operations was $15.7 million in the fourth quarter 2007.

▪

Capital expenditures decreased to $3.5 million in the fourth quarter 2007 compared to $9.6 million in the fourth quarter 2006 primarily due to the completion of the early stage clinic and laboratory expansions which occurred early in 2007.

▪

Depreciation expense was $3.7 million and amortization of intangibles was $0.7 million in the fourth quarter 2007, compared to depreciation expense of $2.8 million and amortization expense of $0.7 million in the fourth quarter 2006.

▪

Net days sales outstanding (DSO) was 36 days at December 31, 2007, compared to 38 days at September 30, 2007.

▪

The Company’s effective tax rate was a benefit of 37.1% in the fourth quarter 2007, compared to an effective tax rate of 38.7% in the fourth quarter 2006 primarily due to the aforementioned tax benefit related to the Canadian tax credits.

2007 Financial Summary

▪

Direct revenue in 2007, excluding reimbursed out-of-pocket expenses, increased 19.9% to $362.5 million from $302.4 million in 2006 due to growth in both the early and late stage segments.

▪

The early stage segment contributed 38% and the late stage segment contributed 62% to direct revenues in 2007.

▪

The geographic mix of direct revenue was comprised of 45.7% from the US and 54.3% from outside the US.

▪

GAAP corporate SG&A expenses increased to $34.9 million in 2007, compared to $21.0 million in 2006 primarily due to the $10.4 million provision for the settlement of the class action and other related litigation, $0.9 million for executive severance, and higher professional fees, facilities expense and compensation expense. Legal fees related to the SEC investigation were $1.9 million for 2007, compared to $2.5 million in 2006.

▪

GAAP operating margin increased to 5.9% in 2007, compared to 4.3% in 2006. Adjusted operating margin for 2007 increased to 9.8%, compared to 8.3% in 2006.

▪

The year-to-date 2007 book to bill ratio was 1.3x at December 31, 2007.

▪

Early stage book-to-bill was 1.2x at December 31, 2007, and

▪

Late stage book-to-bill was 1.4x at December 31, 2007.

▪

Capital expenditures decreased to $15.0 million in 2007, compared to $26.9 million in 2006 primarily due to the completion of the clinic and laboratory expansions in the early stage segment.

▪

Depreciation expense was $12.7 million and amortization of intangibles was $2.8 million in 2007, compared to depreciation expense of $11.4 million and amortization expense of $3.0 million in 2006.

▪

The Company’s effective tax rate was 15.3% in 2007 compared to a benefit of 111.7% in 2006.

For the segment financial results for the fourth quarter 2007 provided below, the Company has excluded an allocation of corporate expenses related to certain adjusted SG&A expenses.

Early Stage

The Company’s early stage segment primarily includes the areas of Phase I and bioequivalency clinical trials, bioanalytical services and support services.

For the early stage segment, GAAP direct revenue, excluding reimbursed out-of-pocket expenses, increased 32.7% to $39.8 million in the fourth quarter 2007, compared to $30.0 million in the fourth quarter 2006, primarily due to higher direct revenue in the laboratories and clinics.

Early stage segment GAAP operating margins decreased to 12.0% in the fourth quarter 2007, compared to 19.0% in the fourth quarter 2006. Early stage segment adjusted operating margins decreased to 12.3% in the fourth quarter 2007, compared to 19.5% in the fourth quarter 2006 primarily due to higher expenses related to the new Quebec City and Toronto facilities. In addition, a number of clinical studies were rescheduled, postponed or cancelled during the latter part of the fourth quarter which resulted in lower resource utilization in our clinics.

Backlog for the early stage segment increased to $69.5 at December 31, 2007, compared to $65.8 million at September 30, 2007.

Late Stage

The Company’s late stage segment primarily conducts Phase II through IV clinical trials, data management and biostatistics, medical and scientific affairs, regulatory affairs and submissions, and provides software tools and services for use in clinical trials.

For the late stage segment, GAAP direct revenue, excluding reimbursed out-of-pocket expenses, increased 6.9% to $52.5 million in the fourth quarter 2007, compared to $49.1 million in the fourth quarter 2006.

Late stage segment GAAP operating margins were 11.5% in the fourth quarter 2007, compared to 12.9% in the fourth quarter 2006. Late stage segment adjusted operating margins were 12.6% in the fourth quarter 2007 compared to 14.0% in the fourth quarter 2006 primarily due to higher facility costs and professional fees.

Backlog for the late stage segment decreased to $387.9 million at December 31, 2007, compared to $406.7 million at September 30, 2007 primarily due to cancellations in the quarter.

Guidance

For full year 2008, the Company expects:

Metric	Guidance
Direct Revenue	$401 to $409 million
Operating margin (%)	10.1% to 10.3%
Corporate Expenses	$23.6 million to $24.1 million
Diluted earnings per share	$1.42 to $1.57
Capital expenditures	$14 million to $16 million
Depreciation	$13.5 million to $15 million
Amortization	$2.8 million
Tax rate	12% to 15%

Conference Call and Webcast

The Company will host a conference call to discuss the fourth quarter and full year 2007 financial results on Thursday, February 28, 2008 at 8:30 a.m. eastern time.

Dial-in:

(866) 831-6234 for U.S.

(617) 213-8854 for International
Pass code: 42666104

Dial-in Replay:

(888) 286-8010 for U.S.
(617) 801-6888 for International
Pass code: 34306320
The replay will be available approximately two hours after the call through Thursday, March 6, 2008.

Webcast:

Please visit www.pharmanet.com and select the investor tab to access the webcast or link directly at http://ir.pharmanet.com/phoenix.zhtml?p=irol-eventDetails&c=124176&eventID=1745094. The archived webcast will be available for approximately 30 days following the conference call.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, which exclude, among other items, the charge associated with the securities class action settlement and other related litigation, amortization of intangible assets and non-cash share-based compensation expense. Share-based compensation is an important part of our employees’ compensation and impacts their performance. The Company considers these non-GAAP financial measures to be useful metrics because management and investors can compare the Company’s recurring operating results and make more meaningful comparisons between the Company’s recurring operating results and those of other companies. In addition, management can use this important tool for financial and operational decision-making and for evaluating recurring operating results over different periods of time.

There are a number of limitations related to the use of non-GAAP operating income versus operating income calculated in accordance with GAAP. Non-GAAP operating income excludes certain costs, including share-based compensation and amortization of intangible assets related to acquisitions that are recurring and have been and will continue to be for the foreseeable future a significant expense in the Company’s business.

The components of the costs that we exclude from our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their results of operations. The Company compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP. Non-GAAP results also allow investors to compare the reported GAAP results and the non-GAAP consensus estimate and to compare the Company’s operations against the financial results of other companies in the industry. The non-GAAP financial measures included in this press release should not be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release, and can also be found on the Company’s website.

About PharmaNet Development Group, Inc.

PharmaNet Development Group, Inc., a global drug development services company, provides a comprehensive range of services to the pharmaceutical, biotechnology, generic drug, and medical device industries. The Company offers clinical-development solutions including early and late stage consulting services, Phase I clinical studies and bioanalytical analyses, and Phase II, III and IV clinical development programs. With approximately 2,600 employees and more than 42 facilities throughout the world, PharmaNet is a recognized leader in outsourced clinical development. For more information, please visit our website at www.pharmanet.com.

Forward-Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Additionally, words such as "seek," "intend," "believe," "plan," "estimate," "expect," "anticipate" and other similar expressions are forward-looking statements within the meaning of the Act. Some or all of the results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include, but are not limited to, industry trends and information; whether the Company will achieve its estimated value relating to discontinued operations; developments with respect to the SEC's inquiry and securities class action lawsuits and derivative lawsuits (Due to the inherent uncertainties of litigation, the reserve for the litigation is only an estimate. Management may need to adjust the reserve in the future as outcomes of the securities class action and other related litigation becomes more predictable); the Company’s ability to successfully achieve and manage the technical requirements of specialized clinical trial services, while complying with applicable rules and regulations; regulatory changes; changes affecting the clinical research industry; a reduction of outsourcing by pharmaceutical and biotechnology companies; the Company’s ability to compete internationally in attracting clients in order to develop additional business; the Company’s evaluation of its backlog and the potential cancellation of contracts; the Company’s ability to retain and recruit new employees; the Company’s clients' ability to provide the drugs and medical devices used in its clinical trials; the Company’s future stock price; the Company’s assessment of its effective tax rate and tax allowance; the Company’s financial guidance; the Company’s future effective tax rate; the Company’s anticipated capital expenditures; the impact on the Company of foreign currency transaction costs and the effectiveness of any hedging strategies it implements; and the national and international economic climate as it affects drug development operations.

Further information can be found in the Company’s risk factors contained in its Annual Report on Form 10-K for the year ended December 31, 2006 and its most recent Quarterly Report on Form 10-Q. The Company does not undertake to update the disclosures made herein, and you are urged to read our filings with the Securities and Exchange Commission.

PharmaNet Development Group, Inc. and Subsidiaries

Statements of Operations

For the Three Months Ended December 31, 2007 and 2006

Amounts are shown in $000's

	2007	% of Direct Revenues		2006	% of Direct Revenues
REVENUE
Direct revenue	$92,285	100.0%		$79,104	100.0%
Reimbursed out-of-pockets	36,835	39.9%		24,452	30.9%
TOTAL REVENUE	129,120	139.9%		103,556	130.9%
COSTS AND EXPENSES
Direct costs	55,920	60.6%		46,023	58.2%
Reimbursable out-of-pocket expenses	36,835	39.9%		24,452	30.9%
Selling, general and administrative expenses	33,442	36.2%		25,658	32.4%
TOTAL COSTS AND EXPENSES	126,197	136.7%		96,133	121.5%
EARNINGS FROM CONTINUING OPERATIONS	2,923	3.2%		7,423	9.4%
OTHER INCOME (EXPENSE)
Interest income	593	0.6%		586	0.7%
Interest expense	(1,385)	1.5%		(1,682)	2.1%
Foreign exchange transaction gain (loss), net	1,202	(1.3%	)	(340)	0.4%
Other expense	(294)	0.3%		—	—
TOTAL OTHER INCOME (EXPENSE)	116	(0.1%	)	(1,436)	1.8%
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	3,039	3.3%		5,987	7.6%
Income tax (benefit) expense	(1,126)	(1.2%	)	2,317	2.9%
EARNINGS FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST IN JOINT VENTURE	4,165	4.5%		3,670	4.6%
Minority interest in joint venture	364	0.4%		174	0.2%
NET EARNINGS FROM CONTINUING OPERATIONS	3,801	4.1%		3,496	4.4%
Earnings (loss) from discontinued operations, net of tax	209	(0.2%	)	(15,409)	19.5%
NET EARNINGS (LOSS)	$4,010	4.3%		$(11,913)	15.1%

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.20			$0.19
Discontinued operations	$0.01			$(0.84)
Net earnings (loss)	$0.21			$(0.65)
DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.20			$0.19
Discontinued operations	$0.01			$(0.83)
Net earnings (loss)	$0.21			$(0.64)
SHARES USED IN COMPUTING EPS:
Basic	18,926			18,439
Diluted	19,222			18,653

PharmaNet Development Group, Inc. and Subsidiaries

Statements of Operations

For the Twelve Months Ended December 31, 2007 and 2006

Amounts are shown in $000's

	2007	% of Direct Revenues	2006	% of Direct Revenues
REVENUE
Direct revenue	$362,471	100.0%	$302,385	100.0%
Reimbursed out-of-pockets	107,786	29.7%	104,571	34.6%
TOTAL REVENUE	470,257	129.7%	406,956	134.6%
COSTS AND EXPENSES
Direct costs	216,173	59.6%	182,679	60.4%
Reimbursable out-of-pocket expenses	107,786	29.7%	104,571	34.6%
Selling, general and administrative expenses	114,411	31.6%	98,827	32.7%
Provision for settlement of litigation	10,400	2.9%	—	—
Impairment of goodwill	—	—	7,873	2.6%
TOTAL COSTS AND EXPENSES	448,770	123.8%	393,950	130.3%
EARNINGS FROM CONTINUING OPERATIONS	21,487	5.9%	13,006	4.3%
OTHER INCOME (EXPENSE)
Interest income	2,128	0.6%	1,636	0.5%
Interest expense	(6,332)	1.7%	(8,115)	2.7%
Foreign exchange transaction loss, net	(2,138)	0.6%	(3,342)	1.1%
Other income	178	0.0%	—	—
TOTAL OTHER INCOME (EXPENSE)	(6,164)	1.7%	(9,821)	3.2%
EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX (BENEFIT)	15,323	4.2%	3,185	-1.1%
Income tax expense (benefit)	2,340	0.6%	(3,558)	1.2%
EARNINGS FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST IN JOINT VENTURE	12,983	3.6%	6,743	2.2%
Minority interest in joint venture	905	0.2%	691	0.2%
NET EARNINGS FROM CONTINUING OPERATIONS	12,078	3.3%	6,052	2.0%
Earnings (loss) from discontinued operations, net of tax	838	0.2%	(42,077)	13.9%
NET EARNINGS (LOSS)	$12,916	3.6%	$(36,025)	11.9%

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.64		$0.33
Discontinued operations	$0.05		$(2.31)
Net earnings (loss)	$0.69		$(1.98)
DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.63		$0.33
Discontinued operations	$0.05		$(2.28)
Net earnings (loss)	$0.68		$(1.95)
SHARES USED IN COMPUTING EPS:
Basic	18,790		18,221
Diluted	19,048		18,447

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP Operating Margin from Continuing Operations to Non GAAP

Operating Margins for Continuing Operations

For the Three and Twelve Months Ended December 31, 2007 and 2006

Amounts are shown in $000's

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006

DIRECT REVENUE	$92,285	$79,104	$362,471	$302,385

EARNINGS FROM CONTINUING OPERATIONS GAAP	2,923	7,423	21,487	13,006

OPERATING MARGIN GAAP	3.2%	9.4%	5.9%	4.3%

ADD BACK:
SFAS 123R expense	241	149	857	1,108
Amortization of intangible assets	689	709	2,755	2,983
Provision for settlement of litigation	—	—	10,400	—
Impairment of goodwill	—	—	—	7,873
NON GAAP OPERATING EARNINGS	$3,853	$8,281	$35,499	$24,970

NON GAAP OPERATING MARGIN	4.2%	10.5%	9.8%	8.3%

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Earnings from Continuing Operations to Non GAAP

Net Earnings for Continuing Operations

For the Three and Twelve Months Ended December 31, 2007 and 2006

Amounts are shown in $000's

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006

Net earnings from continuing operations GAAP	$3,801	$3,496	$12,078	$6,052

Add: Non-cash SFAS 123R expense	241	149	857	1,108

Add: Provision for settlement of litigation	—	—	10,400	—

Add: Non-cash intangible assets amortization	689	709	2,755	2,983

Add: Non-cash goodwill Impairment	—	—	—	7,873

Add: Non-recurring charge related to financing	—	—	—	1,214

Subtotal	$4,731	$4,354	$26,090	$19,230

Less: Tax effect of non-GAAP adjustments	(1,566)	(2,408)	(580)	1,799

Non-GAAP net earnings from continuing operations	$6,297	$6,762	$26,670	$17,431

Diluted non-GAAP net earnings per share	$0.33	$0.36	$1.40	$0.94

Number of shares used in computing diluted
non-GAAP earnings per share	19,222	18,653	19,048	18,447

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES

Summary of Operations of Early and Late Stage Clinical Development Segments

For the Three and Twelve Months Ended December 31, 2007 and 2006

Amounts are shown in $000's

	Three Months Ended				Twelve Months Ended
EARLY STAGE DEVELOPMENT	2007	2006	% variation		2007	2006	% variation

Direct revenue	$39,758	$29,955	32.7%		$137,818	$103,274	33.4%

GAAP operating earnings	4,769	5,693	(16.2%	)	22,260	12,116	83.7%

Amortization of intangibles	134	134	0.0%		535	684	(21.8%	)

Non-GAAP operating earnings	$4,903	$5,827	(15.9%	)	$22,795	$12,800	78.1%

GAAP operating Margin	12.0%	19.0%			16.2%	11.7%

Non-GAAP operating margin	12.3%	19.5%			16.5%	12.4%

LATE STAGE DEVELOPMENT	2007	2006	% variation		2007	2006	% variation

Direct revenue	$52,527	$49,149	6.9%		$224,653	$199,111	12.8%

GAAP operating earnings	6,059	6,316	(4.1%	)	34,092	21,934	55.4%

Amortization of intangibles	555	575	(3.5%	)	2,220	2,299	(3.4%	)

Impairment of goodwill (1)	—	—	—		—	7,873	—

Non-GAAP operating earnings	$6,614	$6,891	(4.0%	)	$36,312	$32,106	13.1%

GAAP operating Margin	11.5%	12.9%			15.2%	11.0%

Non-GAAP operating margin	12.6%	14.0%			16.2%	16.1%

(1)  Represents impairment of goodwill at SPS

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIAIRIES

Consolidated Balance Sheets

December 31, 2007 and 2006

Amounts are shown in $000's

	December 31, 2007	December 31, 2006
ASSETS
Current assets
Cash and cash equivalents	$77,548	$45,331
Investment in marketable securities	2,650	8,423
Accounts receivable, net	132,550	109,188
Income tax receivable	1,855	776
Deferred income taxes	267	4,205
Prepaid expenses and other current assets	11,863	9,050
Construction in progress and land expected to be sold in sale-leaseback transaction	—	15,851
Assets from discontinued operations	5,199	7,176
Total current assets	231,932	200,000
Property and equipment, net	67,506	52,235
Goodwill, net	266,973	266,973
Other intangibles, net	26,442	29,197
Deferred income tax	5,593	—
Other assets, net	7,840	8,371
Total assets	$606,286	$556,776

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$13,843	$10,312
Accrued liabilities	47,978	26,427
Client advances, current portion	79,312	67,857
Capital lease payable and notes payable, current portion	3,562	3,036
Other Current Liabilities	154	—
Liabilities associated with assets held for sale	—	15,851
Liabilities from discontinued operations	1,770	4,196
Total current liabilities	146,619	127,679
Client advances	2,602	2,786
Deferred income taxes	—	2,202
Line of Credit	—	9,400
Capital lease obligation and notes payable	5,634	2,816
2.25% Convertible senior notes payable, due 2024	143,750	143,750
Other non-current liabilities	15,590	8,504
Minority interest in joint venture	2,722	1,560
Commitments and contingencies
Stockholders' equity
Preferred stock. $0.10 par value, 5,000 shares authorized, none issued	—	—
Common stock, $0.001 par value, 40,000 shares authorized, 19,017 shares and 18,546 shares issued and outstanding as of December 31, 2007 and 2006	19	19
Additional paid-in capital	246,075	236,540
Retained earnings	22,616	12,636
Accumulated other comprehensive earnings	20,659	8,884
Total stockholders' equity	$289,369	$258,079
Total liabilities and stockholders' equity	$606,286	$556,776

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIAIRIES

Consolidated Statement of Cash Flows

For the Twelve Months Ended December 31, 2007 and 2006

Amounts are shown in $000's

	Twelve Months Ended December 31,
	2007	2006
Cash flows from operating activities:
Net earnings (loss)	$12,916	$(36,025)
(Earnings) loss from discontinued operations	(838)	42,077
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	15,477	14,415
Amortization of deferred debt issuance costs	1,578	2,827
Impairment of goodwill	—	7,873
Provision for settlement of litigation	10,400	—
Loss on disposal of property and equipment	381	160
Minority interest	904	690
Provision for doubtful accounts	—	2,279
Non cash compensation - reduction of note receivable	—	200
Share-based compensation expense	5,119	4,275
Changes in assets and liabilities:
Accounts receivable	(15,339)	(20,020)
Income taxes receivable	(1,141)	6,688
Prepaid expenses and other current assets	(1,085)	2,777
Other assets	(749)	(733)
Accounts payable	(3,555)	3,240
Accrued liabilities	9,986	8,802
Other current liabilities	154	—
Client advances	9,812	(597)
Deferred income taxes	(2,453)	(8,717)
Other long term liabilities	2,963	—
Total adjustments	32,452	24,159
Net cash provided by operating activities - continuing operations	44,530	30,211
Net cash (used in) provided by operating activities - discontinued operations	(792)	1,737
Net cash provided by operating activities	43,738	31,948
Cash flows from investing activities:
Additional purchase price consideration paid related to acquisitions	—	(2,000)
Purchase of property and equipment	(15,014)	(13,529)
Purchase of property and equipment related to assets held for sale	—	(7,272)
Proceeds from the disposal of property and equipment	28	13
Net sales (purchases) of investments in marketable securities	7,378	(257)
Net cash used in investing activities - continuing operations	(7,608)	(23,045)
Net cash provided by investing activities - discontinued operations	1,182	233
Net cash used in investing activities	(6,426)	(22,812)
Cash flows from financing activities:
Borrowings on lines of credit	10,000	8,000
Payments on lines of credit	(19,400)	(15,600)
Change in capital lease obligations and notes payable	(4,063)	(2,712)
Proceeds from sale-leaseback transaction	—	9,800
Debt issue costs attributable to financing instruments	—	(421)
Proceeds from stock issued under employee stock purchase and option plans	4,416	5,238
Net cash (used in) provided by financing activities	(9,047)	4,305
Net effect of exchange rate changes on cash	3,952	1,222
Net increase in cash and cash equivalents	32,217	14,663
Cash and cash equivalents at beginning of period	45,331	30,668
Cash and cash equivalents at end of period	$77,548	$45,331

###